UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01Other Events.

Westwater Resources, Inc. (“Westwater” or the “Company”) previously entered into a Controlled Equity OfferingSM Sales Agreement, dated April 14, 2017 (the “Sales Agreement”), with Cantor Fitzgerald & Co. relating to the sale of shares of common stock, par value $0.001 per share (the “Common Stock”). On September 4, 2020, Westwater will file a prospectus supplement for the purpose of registering under the Company’s Registration Statement on Form S-3 (File No. 333-236796) (the “Registration Statement”) the offer and sale of shares of Common Stock in the aggregate amount of up to $3,795,000 pursuant to the Sales Agreement.

The Company is filing this Current Report on Form 8-K for the purpose of incorporating by reference into the Registration Statement the items filed herewith as Exhibits 5.1 and 23.1. In addition, the Company is disclosing certain updates to its business for incorporation by reference into the Registration Statement. In order to focus on development of the Company’s Coosa Graphite Project, the Company has entered into a letter of intent to sell all of its uranium assets located in New Mexico and Texas, and effective as of September 1, 2020, the Company returned its lithium claims in Nevada and Utah to the United States government. Total proposed compensation accruing to Westwater as part of the uranium transaction is expected to consist of (i) approximately $1.95 million in the buyer’s stock, which is publicly traded on a Canadian stock exchange, and (ii) royalty streams from future production from the New Mexico properties.  All remaining reclamation liabilities and bonding obligations for the Company’s Texas uranium properties are also expected to be transferred to the buyer at the time of sale, with the transaction expected to close in the fourth quarter of 2020. The Company anticipates that the sale of its uranium assets and return of the lithium claims will result in annual savings of approximately $4.2 million. In addition, the Company has applied for a Provisional Patent with the U.S. Patent and Trademark Office for its proprietary graphite purification technology.

Cautionary Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “scheduled,” and other similar words. All statements addressing events or developments that Westwater expects or anticipates will occur in the future, including but not limited to entry into a definitive agreement with a buyer for Westwater’s North American uranium business; the final terms, timing, closing and benefits from the proposed transaction; and developments at the Company’s projects, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully construct and operate a pilot plant capable of producing battery grade materials in quantities and on schedules consistent with the Coosa Graphite Project business plan; (b) the Company’s ability to raise additional capital in the future including the ability to utilize existing financing facilities; (c) spot price and long-term contract price of graphite, vanadium and uranium; (d) risks associated with the Company’s operations and the operations of our partners such as Dorfner Anzaplan, including the impact of COVID-19 and its potential impacts to the capital markets; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the graphite industry, the vanadium industry, the uranium industry, and the power industry, and government support for domestic uranium production and nuclear power; (g) world-wide graphite, vanadium and uranium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama, Texas, and New Mexico; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions, including the proposed sale of its North American uranium assets; (k) any graphite, vanadium or uranium discoveries not being in high-enough concentration to make it economic to extract the minerals; (l) currently pending or new litigation or arbitration; and (m) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this report.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2020

WESTWATER RESOURCES, INC.

By:         /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer